Exhibit 99.1

NGP Capital Resources Company Announces
Declaration of Quarterly Dividend,
2008 Financial Results and Portfolio Activity

Houston, Texas - (PRNEWSWIRE) – March 12, 2009 – NGP Capital Resources Company (NASDAQ: NGPC) (the “Company”) today announced that its Board of Directors has declared a quarterly dividend to stockholders in the amount of $0.20 per common share.  The expected dividend payment date is April 10, 2009 to shareholders of record on March 31, 2009.  It is expected that the dividend will be paid out of ordinary income for tax purposes.  The tax characteristics of all dividends will be reported to each shareholder on Form 1099 after the end of the year.

The Company also announced its financial results for the fourth quarter and full year of 2008.

Highlights for the year ended 2008:

Stockholders’ equity:  $265.8 million
Net asset value per share:  $12.29

Operating Results:
Net decrease in stockholders' equity (net assets) from operations:  $13.3 million
Net investment income:  $23.6 million
Net realized capital gains on portfolio securities, corporate notes and commodity derivative instruments:  $19.3 million (before taxes)
Net increase in unrealized depreciation on portfolio securities, corporate notes and commodity derivative instruments:  $51.6 million
Dividends declared per common share:  $1.61

Portfolio and Investment Activity:
New investments made in portfolio companies during period: $113.1 million
Total invested in portfolio companies at December 31, 2008:  $296 million
Number of portfolio companies at December 31, 2008:  19

Portfolio and Investment Activity

During 2008, the Company added investments of $62.8 million in five new portfolio companies and funded $50.3 million to existing portfolio companies, for a total of $113.1 million in 2008. The Company received principal repayments and realizations of $96.2 million in 2008.  From commencement of investment operations in November 2004 through December 31, 2008, the Company has invested $613.6 million in twenty-eight portfolio companies, all energy-related, and received principal repayments and realizations of $317.6 million. At December 31, 2008, the Company’s targeted investment portfolio consisted of nineteen portfolio companies totaling $296.0 million.

The weighted average yield on targeted portfolio investments was 9.1% at December 31, 2008. The weighted average yield on investments in corporate notes was 5.8%, on investments in commodity derivatives was 934.6% and on investments in cash and cash equivalents was 0.5% as of December 31, 2008. The weighted average yield on the Company’s total capital invested at December 31, 2008 was 8.0%.

Operating Results – Year ended December 31, 2008

Investment income totaled $37.5 million for the year ended December 31, 2008, with $34.2 million attributable to the Company’s targeted portfolio investments and $3.3 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the year ended December 31, 2008 were $18.8 million and included $7.6 million of advisory and management and capital gains incentive fees, $6.6 million of interest expense and credit facility fees and $4.6 million of general and administrative expenses.  The resulting net investment income, including a $4.9 million tax benefit, was $23.6 million.

The Company had net realized capital gains before taxes of $19.3 million.  After provision for taxes, net realized capital gains totaled $14.8 million.

As a consequence of the general economic downturn, associated weakness in the energy commodity markets and dislocation in the credit markets, the Company experienced a net increase in unrealized depreciation of $51.6 million, consisting of a $56.5 million decrease in targeted portfolio fair value, a $2.5 million decrease in the fair value of corporate notes and a $7.4 million increase in the fair value of commodity derivative instruments.

The combined decrease in targeted portfolio fair value and hedge position fair value of $49.1 million ($56.5 million decrease in targeted portfolio offset by $7.4 million increase in hedge position) is the result of a combination of adjustments.  Approximately 20% of the change is due to changes in the current market values of exchange listed securities, approximately 20% is due to changes in the estimated market yields required for comparable securities, approximately 10% is due to changes in the current market values for commodities, approximately 35% is due to changes in the estimated current market values of underlying assets and approximately 15% is due to the reversal of unrealized gain upon realization.

Overall, the Company had a net decrease in stockholders' equity (net assets) resulting from operations of $13.3 million, or a decrease of $0.62 per share.  After giving effect to the $1.61 per common share dividend declared during the year, stockholders’ equity (net assets) per share as of December 31, 2008 was $12.29.

Operating Results – Three months ended December 31, 2008

Investment income totaled $9.9 million for the three months ended December 31, 2008, with $9.5 million attributable to targeted portfolio investments and $0.4 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the period were $2.0 million and included a decrease of $0.5 million of management and incentive fees, $1.3 million of interest and credit facility fees and $1.2 million of general and administrative expenses.  The resulting net investment income for the fourth quarter of 2008, including a $3.5 million tax benefit was $11.4 million.

During the three months ended December 31, 2008, the Company had net realized capital gains after provision for taxes of $0.8 million.

For the three months ended December 31, 2008, the Company experienced a net increase in unrealized depreciation of $47.7 million, consisting of a $51.0 million decrease in targeted portfolio fair value, a $1.9 million decrease in the fair value of corporate notes and a $5.2 million increase in the fair value of commodity derivative instruments.

Overall, we had a net decrease in stockholders' equity (net assets) resulting from operations of $35.5 million, or a decrease of $1.64 per share for the three months ended December 31, 2008 and declared dividends during the period of $0.41 per share, resulting in stockholders’ equity (net assets) per share of $12.29 as of December 31, 2008.

Subsequent Events

In January 2009, the Company repaid the entire $45 million balance on its Investment Credit Facility.  As of the date of this release, the Company has no outstanding borrowings under the Investment Facility; therefore the entire $87.5 million committed is available.  Presently, the only outstanding indebtedness of the Company is $75 million under its Treasury Facility, which is fully secured by cash or U.S. Treasury Bills.

In February 2009, the Company accelerated and demanded immediate repayment of its $37.3 million Senior Secured Note to Formidable, LLC.  The Company also made demand on a partial guaranty from the principal owner of Formidable.  At this time, the Company is pursuing a number of options with respect to Formidable, including an outright sale of the properties, a negotiated deed-in-lieu of foreclosure on the properties and foreclosure on the properties.

In March 2009, the Company restructured its $14 million Nighthawk Second Lien Term Loan B notes.  Terms of the restructuring include increasing the interest rate on the notes from 15% to 21%, with the additional 6% interest payable in kind at the option of Nighthawk.  In addition, the warrant position granted to the lenders increased from 15% to 40% of the equity of Nighthawk, increasing the Company’s warrant position from 2.5% to 6.8% of the outstanding equity of Nighthawk.  The maturity of the notes, set at October 3, 2010, did not change.

Conference Call at 11:00 a.m. Eastern Time on March 12, 2009

The Company invites all interested persons to participate in its conference call on March 12, 2009 at 11:00 a.m. Eastern Time.  The dial-in number for the call is (877) 856-1965.  International callers should dial (719) 325-4806.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on March 12, 2009 through 12:00 a.m. Eastern Time on March 19, 2009.  The replay dial-in number is (888) 203-1112.  International callers should dial (719) 457-0820.  The replay pass code is 4735946.  The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
Assets
Investments in portfolio securities at fair value (cost: $294,432,215 and $277,947,454, respectively)	$244,229,568	$284,228,573
Investments in corporate notes at fair value (cost: $11,586,899 and $11,631,599, respectively)	6,350,000	8,955,500
Investments in commodity derivative instruments at fair value (cost: $774,095 and $0, respectively)	8,212,872	-
Invstments in U.S. Treasury Bills, at amortized cost which approximates fair value	-	163,925,625
Total investments	258,792,440	457,109,698

Cash and cash equivalents	133,805,575	18,437,115
Accounts receivable	41,377	17,569
Interest receivable	2,410,360	647,839
Prepaid assets	1,898,905	2,020,655
Deferred tax assets	200,000	-
Total current assets	138,356,217	21,123,178

Deferred tax assets	3,600,000	-

Total assets	$400,748,657	$478,232,876

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable and accrued expenses	$512,926	$780,832
Management and incentive fees payable	2,016,214	2,032,107
Dividends payable	8,867,563	9,012,671
Income taxes payable	3,529,308	147,929
Current portion of long-term debt	75,000,000	-
Total current liabilities	89,926,011	11,973,539

Long-term debt, less current portion	45,000,000	216,000,000

Total liabilities	134,926,011	227,973,539

Commitments and contingencies

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 21,628,202 and 17,500,332 shares issued and outstanding, respectively	21,628	17,500
Paid-in capital in excess of par	314,752,250	245,881,078
Undistributed net investment income (loss)	1,511,225	(103,394)
Undistributed net realized capital gain (loss)	(2,461,688)	859,133
Net unrealized appreciation (depreciation) of portfolio securities, corporate notes and commodity derivative instruments	(48,000,769)	3,605,020

Total stockholders’ equity (net assets)	265,822,646	250,259,337

Total liabilities and stockholders' equity (net assets)	$400,748,657	$478,232,876

Net asset value per share	$12.29	$14.30

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		Year Ended	Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	Decmber 31, 2007
Investment income
Interest income	$6,269,124	$9,642,523	$30,438,037	$35,836,528
Royalty income	939,385	456,385	4,512,587	1,202,902
Commodity derivative income, net of expired options	2,590,109	-	2,315,484	-
Dividend income	-	60,870	-	154,580
Other income	57,041	59,646	194,808	305,350

Total investment income	9,855,659	10,219,424	37,460,916	37,499,360

Operating expenses
Management fees	2,016,214	1,683,592	7,599,298	6,460,452
Incentive fees	(2,526,011)	(85,894)	-	436,575
Professional fees	182,312	217,234	789,831	755,047
Insurance expense	198,468	169,438	794,910	566,706
Interest expense and fees	1,284,498	2,483,919	6,636,236	7,397,543
State and excise taxes	115,291	25,121	148,003	71,932
Other general and administrative expenses	711,478	652,069	2,846,102	2,549,948

Total operating expenses	1,982,250	5,145,479	18,814,380	18,238,203

Net investment income (loss) before income taxes	7,873,409	5,073,945	18,646,536	19,261,157

Benefit (provision) for income taxes	3,539,133	(122,808)	4,931,941	(122,808)

Net investment income (loss)	11,412,542	4,951,137	23,578,477	19,138,349

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities, corporate notes and commodity derivative instruments	950,000	405,432	19,251,090	6,721,176
Benefit (provision) for taxes on capital gain	(200,000)	-	(4,500,000)	-

Total net realized capital gain (loss) on investments	750,000	405,432	14,751,090	6,721,176

Net increase (decrease) in unrealized appreciation (depreciation) on portfolio securities, corporate notes and commodity derivative instruments	(47,658,062)	(300,591)	(51,605,789)	5,008,291

Net increase (decrease) in stockholders' equity (net assets) resulting from operations	$(35,495,520)	$5,055,978	$(13,276,222)	$30,867,816

Net increase (decrease) in stockholders' equity (net assets) resulting from operations per common share	$(1.64)	$0.29	$(0.62)	$1.78

	For the Three Months Ended		Year Ended	Year Ended
Per Share Data	December 31, 2008	December 31, 2007	December 31, 2008	Decmber 31, 2007
	(unaudited)	(unaudited)	(audited)	(audited)

Net asset value, beginning of period	$14.34	$14.52	$14.30	$13.96

Net increase in net assets from secondary public offering	-	-	0.22	-

Net asset value after public offering	14.34	14.52	14.52	13.96

Net investment income	0.53	0.27	1.09	1.09
Net realized and unrealized gain (loss) on portfolio securities,
corporate notes and commodity derivative instruments	(2.17)	0.02	(1.71)	0.69
Net increase (decrease) in stockholders' equity (net assets)
resulting from operations	(1.64)	0.29	(0.62)	1.78

Net asset value before dividends	12.70	14.81	13.90	15.74

Dividends declared	(0.41)	(0.515)	(1.61)	(1.44)

Net asset value, end of period	$12.29	$14.30	$12.29	$14.30

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments.  NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $9.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various  risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including  the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the  future operating results of our portfolio companies, changes in regional, national, or international  economic conditions and their  impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:  Please send investment proposals to:  NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT:  Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.